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                   [Letterhead of Richards, Layton & Finger]






                                October 22, 1999



To The Persons Listed On
Schedule A Attached Hereto

                  Re:   ANRC Auto Owner Trust 1999-A
                        ----------------------------


Ladies and Gentlemen:

                  We have acted as special Delaware counsel to ANRC Auto Owner Trust 1999-A, a Delaware business trust (the "Trust"), in connection with the transactions contemplated by the Trust Agreement, dated as of October 1, 1999, as amended and restated by the Amended and Restated Owner Trust Agreement, dated as of October 1, 1999 (collectively the "Trust Agreement") between The Bank of New York (Delaware), a Delaware banking corporation (the "Trustee"), and Autonation Receivables Corporation, a Delaware corporation (the "Depositor"). This opinion is being delivered pursuant section 6(k) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in, or by reference in, the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

                  We have examined originals or copies of the following documents:

                  (a)      The Trust Agreement;

                  (b)      The Indenture;
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To The Persons Listed On
Schedule A Attached Hereto
October 22, 1999
Page 2



                  (c)      The Administration Agreement;

                  (d)      The Sale and Servicing Agreement;

                  (e)      The Depository Agreement;

                  (f)      The Securities Account Control Agreement;

                  (g)      The Insurance Agreement; (the documents described in
                           (b) through (g) are collectively referred to as the "Basic Documents");

                  (h) A certified copy of the certificate of trust (the "Certificate of Trust") of the Trust which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on October 19, 1999;

                  (i) Certified results of a lien search, dated October 21, 1999, conducted by the Office of the Secretary of State listing all currently effective financing statements filed as of October 12, 1999, at 11:59 p.m., naming the Trust as debtor (the "Search Results");

                  (j) A copy of the financing statement on form UCC-1 naming the Trust as debtor and the Indenture Trustee as secured party (the "Financing Statement") to be filed with the Secretary of State; and

                  (k) A Certificate of Good Standing for the Trust dated October 21, 1999, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.


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To The Persons Listed On
Schedule A Attached Hereto
October 22, 1999
Page 3



                  Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

                  1. The Trust has been duly formed and is validly existing as a business trust under Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq. (the "Act").

                  2. The Trust has the power and authority under the Trust Agreement and the Act, and the Trust Agreement authorizes the Trustee, to execute, deliver and perform its obligations under the Basic Documents.

                  3. The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Trustee, enforceable against the Depositor and the Trustee, in accordance with its terms.

                  4. To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral described in the Financing Statement that constitutes "chattel paper," "general intangibles" or "accounts" (as such terms are defined in the UCC) and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under Section 9-312 of the UCC and temporarily perfected security interests in proceeds under Section 9-306 of the UCC.

                  5. No refiling or other action is necessary under the UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals.

                  6. The Contracts in the forms of Exhibit B attached hereto are "chattel paper" as defined in the UCC.

                  7. Under Section 3805(b) of the Act, no creditor of any Holder (including


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To The Persons Listed On
Schedule A Attached Hereto
October 22, 1999
Page 4



the Depositor in its capacity as a Holder) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                  8. Assuming that the Notes will be characterized as debt and the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation under the Internal Revenue Code of 1986, as amended, then for Delaware state income tax purposes, (A) the Notes will be characterized as debt and (B) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation.

                  The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

                  A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state securities or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

                  B. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 2 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each party has duly authorized, executed and delivered the documents examined by us, (v) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vi) that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the


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To The Persons Listed On
Schedule A Attached Hereto
October 22, 1999
Page 5



giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property, and (vii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a trustee and the filing of documents with the Secretary of State) or employees in the State of Delaware.

                  C. The foregoing opinions regarding enforceability and the opinion in paragraph 7 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

                  D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

                  E. Except to the extent set forth in paragraphs 4 and 5 above, we express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or the nature or validity of title to any property.

                  F. With respect to the opinions expressed in paragraphs 4 and 5 above, we have assumed that the Trust's sole place of business or chief executive office is located in the State of Delaware. Further, we note that the effectiveness of the Financing Statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement, (ii) if the debtor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the debtor are properly filed before the expiration of four months after the debtor changes its name, identity or corporate structure, (iii) four months after the debtor changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time, (iv) if the mailing address


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To The Persons Listed On
Schedule A Attached Hereto
October 22, 1999
Page 6



of the debtor as shown on the Financing Statement ceases to be a mailing address of the debtor, unless new appropriate financing statements or amendments indicating a new mailing address of the debtor are properly filed upon the effectiveness of such change in mailing address, and (v) if the secured party changes its name or the address of the secured party as shown on the Financing Statement ceases to be an address from which information concerning the secured party's security interest can be obtained, unless new appropriate financing statements or amendments indicating the new name or address of the secured party from which information concerning the secured party's security interest can be obtained, as the case may be, are properly filed upon the effectiveness of such change in name or address.

                  G. We do not express any opinion as to the perfection or priority of any security interest in any portion of the Collateral that does not constitute "chattel paper," "general intangibles" or "accounts" (as such terms are defined in the UCC). Further, we do not express any opinion as to the perfection of any security interest in (i) Collateral acquired by the Trust after the date hereof or (ii) proceeds except for identifiable proceeds, subject, however, to the limitations of Section 9-306 of the UCC.

                  H. We have assumed the accuracy of the Search Results and that no financing statement, amendment or termination, other than the Financing Statement, listing the Trust as debtor and describing any portion of the Collateral has been or will be filed with the Secretary of State since the date and time of the Search Results and prior to the filing of the Financing Statement.

                  I. We have not participated in the preparation of any offering materials with respect to the Notes and assume no responsibility for their contents.

                  This opinion may be relied upon by you in connection with the matters set forth herein. Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any purpose.

                                             Very truly yours,



                                             /s/ Richards, Layton & Finger

EAM/wrm
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                                   SCHEDULE A
                                   ----------



Chase Securities Inc., as Representative of the several Underwriters


The Bank of New York (Delaware)


The Chase Manhattan Bank


MBIA Insurance Corporation


Moody's Investors Service, Inc.


Standard & Poor's Corporation